Exhibit (a)(39)

Want to SCOR more? 1Q 2007 results & update on strategic road map 19 April 2007

This document contains forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. It contains forward-looking statements and information relating to the Company's financial condition, results of operations, business, strategy and plans, based on currently available information. These statements are often, but not always, made through the use of words or phrases such as 'seek to', 'aims', 'expects', 'should continue', 'believes', 'anticipates', 'estimates' and 'intends'. The specific forward-looking statements cover, among other matters, the Company's strategy and management objectives, the reinsurance market, the Company's operating results, certain financial guidance, e.g. related to the tax rate of the Company, SCOR's hostile tender offer, the acquisition costs ratio and the costs of the Corporate Center, the rating environment, new credit facilities and other Company debt, and the prospect for improving results and expense reductions. Such statements are inherently subject to certain risks and uncertainties. Actual future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include our ability to refinance our outstanding indebtedness and increase our use of hybrid capital; uncertainties of assumptions used in our reserving process; risk associated with implementing our business strategies and our capital improvement measures; cyclicality of the reinsurance industry; the occurrence of natural and man-made catastrophic events with a frequency or severity exceeding our estimates; acts of terrorism and acts of war; changes in economic conditions, including interest and currency rate conditions that could affect our investment portfolio; actions of competitors, including industry consolidation and development of competing financial products; a decrease in the level of demand for our reinsurance or increased competition in our industries or markets; our ability to expand into emerging markets; our ability to enter into strategic investment partnerships; a loss of our key employees or executive officers without suitable replacements being recruited within a suitable period of time; our ability to address material weaknesses we have identified in our internal control environment; political risks in the countries in which we operate or in which we reinsure risks; the passage of additional legislation or the promulgation of new regulation in a jurisdiction in which we or our clients operate or where our subsidiaries are organized; the effect on us and the insurance industry as a result of the investigations being carried out by the US Securities and Exchange Commission, New York's Attorney General and other governmental authorities; our ability to regain past customers following any rating upgrades and the resolution of the investigations being carried out by the US Securities and Exchange Commission, New York's Attorney General and other governmental authorities; changes in our investment results due to the changed composition of our invested assets or changes in our investment policy; failure of our retrocessional reinsurers to honor their obligations or changes in the credit worthiness of our reinsurers; our failure to prevail in any current or future arbitration or litigation; and extraordinary events affecting our clients, such as bankruptcies and liquidations, and other risks and uncertainties, including those detailed in the Company's filings with the U.S. Securities and Exchange Commission (including, but not limited to, our Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission) and the SWX Swiss Exchange. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Important disclaimer Disclaimer

1 1Q 2007 results 1Q 2007 results 2 Update on strategic road map Update on strategic road map 2.1 Underwriting Underwriting 2.2 Operational excellence Operational excellence 2.3 Asset management Asset management 2.4 Capital management Capital management 3 Response of Board of Directors to SCOR offer Response of Board of Directors to SCOR offer 4 Wrap up Wrap up 1Q 2007 results & update on strategic road map Agenda Agenda

Converium scores again in 1Q with very strong results Key highlights Income from continuing operations more than tripled to USD 151m driven by robust underlying profitability and release of tax valuation allowance. Excluding the release of tax valuation allowance of USD 85m income from continuing operations amounts of USD 66m Strong underwriting result with a normalized 1Q 2007 combined ratio1) of 97.8% Independent actuarial reserve study supports Converium's reserve adequacy Shareholders' equity increasing 8.5% to USD 2bn, further enhancing capital strength and capacity to serve clients Book value per share at CHF 16.70, up by CHF 1.31 1Q 2007 results (1) For further details on normalized non-life combined ratio see page 7

Income from continuing operations more than tripled Strong net income of USD 151m despite Windstorm Kyrill Gross premiums written 712 647 +10.0% Segment income (2) 76 73 +5.2% Income from continuing operations 151 50 +202.4% 1Q 2007 1Q 2006 (1) Change (1) 1Q 2006 financial data only refers to continued operations and does not necessarily coincide with the published data in May 2006 (2) Segment income is defined as net premiums earned plus total investment results minus losses, loss expenses and life benefits, acquisition costs minus other operating and administration expenses, excluding Corporate Center (3) Excludes Corporate Center; calculated on net premiums earned (4) Annualized ROE from continuing operations based on equity at beginning of the year (USDm) Non-life combined ratio (3) 104.3% 96.5% +7.8pts thereof: Administration expense ratio (3) 5.0% 4.9% +0.1pts Return on equity (4) 32.7% 12.1% +20.6pts 1Q 2007 results Income from continuing operations excl. release of tax valuation allowance 66 50 +31.7% Return on equity excl. release of tax valuation allowance 14.2% 12.1% +2.1pts Net income 151 62 +145.0%

1Q 2007 results (USDm) Standard P&C Reinsurance Gross premiums written 426 341 +24.9% Net premiums earned 203 152 +33.5% Segment income 25 45 -44.7% Combined ratio 104.6% 86.9% +17.8pts Specialty Lines Gross premiums written 154 200 -22.7% Net premiums earned 175 192 -8.9% Segment income 42 21 +101.4% Combined ratio 103.8% 104.1% -0.3pts Life & Health Reinsurance Gross premiums written 132 106 +23.6% Net premiums earned 82 80 +2.5% Segment income 10 7 +38.0% Change 1Q 2007 1Q 2006 Continuing solid business performance Strong L&H results - Standard P&C impacted by cat event

Strong underwriting results Normalized non-life 1Q combined ratio of 97.8%* and technical combined ratio of 92.8%* - Cat loss for Kyrill - (USD 45m) - Quarterly cat benefit - (~ USD 15m) - Prior year development - (USD 5m) 1Q 2007 1Q 2007 Normalized - 11.8pts + 4.0pts + 1.3pts 104.3% 97.8% 1Q 2007 results * Based on net premiums earned of USD 378m

Continuing trend of positive reserve development 1Q05 2Q05* 3Q05* 4Q05* 1Q06* 2Q06* 3Q06* 4Q06 1Q07 East 6.4 1.2 23.7 11.8 13.6 29 7 3 5 Net impact of prior accident years on the technical result (USDm) 1Q05* 2Q05* 3Q05* 4Q05* 1Q06* 2Q06* 3Q06* 4Q06 1Q07 1Q 2007 results Independent actuarial reserve study supports Converium's 4Q06 reserve adequacy Stack 1 Invisible Stack 2 Stack 3 Stack 4 Stack 5 Totals (invisible) Stack 6 Stack 7 Stack 8 Stack 9 Stack 10 Stack 11 Stack 12 Stack 13 Stack 14 Stack 15 Stack 16 4Q 2006 5500 1Q 2007 5500 Reserve adequacy Total non-life net reserves (USDbn) 5.5bn 5.5bn *Ongoing operations 2 years of positive development

Balance, Sep. 30, 2006 *Other Dividends to shareholders Purchase of common shares Currency translation adjustments Net change in unrealized gains & losses (after tax) Net income Balance, December 31, 2005 Dummy 1995 1995 1995 1987 1987 1846 Base 2003 1846 Additions 8 17 151 Subtractions 0 9 10 (1) Other includes change in minimum pension liability, releases of common shares from treasury, net amortization of stock compensation and the impact of the implementation of FIN 48 Equity, December 31, 2006 1,846 2,003 17 8 (10) (9) - Net change in unrealized gains & losses (after tax) Currency translation adjustments Purchase of common shares Dividends to shareholders Other (1) Equity, March 31, 2007 151 Net income Shareholders' equity up by 8.5% Growth in equity driven by net income (USDm) 1Q 2007 results +8.5% Equity per share at CHF 16.70, up by CHF 1.31 Book value per share CHF +1.31 CHF 15.39 CHF 16.70

1 1Q 2007 results 1Q 2007 results 2 Update on strategic roadmap Update on strategic roadmap 2.1 Underwriting Underwriting 2.2 Operational excellence Operational excellence 2.3 Asset management Asset management 2.4 Capital management Capital management 3 Response of Board of Directors to SCOR offer Response of Board of Directors to SCOR offer 4 Wrap up Wrap up 1Q 2007 results & update on strategic road map Agenda Agenda

Strategy update
April 19, 2007
Page 11

Roadmap to 14% ROE in 2009

Key drivers	1Q 2007	Impact on ROE
Underwriting	▪ Strong April renewals ▪ Capacity to regain share of wallet and new business demonstrated post rating upgrade ▪ 1Q 2007 normalised combined ratio at ~97.8% ▪ 1Q 2007 normalised technical combined ratio at ~92.8%	GPW – USD 3bn Non-life C/R – 96% TCR – 92%
Operational excellence	▪ 1Q 2007 Corporate center expenses in line with full year target of USD 48m ▪ 5.0% Non-life administration expense ratio at 1Q 2007 ▪ SAP project successfully launched to simplify IT platform	Savings Corporate center – USD 20m
Asset management	▪ New unsecured letter of credit facility negotiated (USD 1.5bn) ▪ Yield enhancement potential (+USD 21m) by reinvesting pledged assets in an optimal way by end 2008	Book yield of 5%
Capital management	▪ Par value reduction of CHF 2.5 per share to be approved by AGM ▪ Hybrid issue ready to be launched to finance par value reduction and to recall outstanding 8.25% sub debt of USD 200m	Return USD 300m equity Increase hybrid to USD 500m

RoE Target 2009 ~ 14%

Dynamic expansion in Emerging Markets Growth in Standard P&C mainly driven by property lines Underwriting Successful renewals in Agribusiness reflects Converium's success in further expanding an innovative insurance programme in Brazil Major clients increased Converium's share in Credit & Surety Standard P&C + 21% (USD 90m renewed) Specialty Lines + 70% (USD 52m renewed) Middle East Asia-Pacific Latin America East 38 15 21 Agribusiness Aviation Credit & ___ Engineering Marine & Energy East 305 127 212 -5 59 Agribusiness Aviation Credit & Surety Engineering Marine & Energy Premium volume on track with USD 2.2bn target for 2007E Strong growth of 35% of renewable premium in April 1 treaty renewals with open-market business bound of USD 142m Excellent results reflect Converium's success in regaining business, establishing new client relationships and accessing more attractive business Converium successfully scores in April 2007 renewals

Expenses on track with targets Operational excellence Stack 1 Invisible Stack 2 Stack 3 Stack 4 Stack 5 Totals (invisible) Stack 6 Stack 7 Stack 8 Stack 9 Stack 10 Stack 11 Stack 12 Stack 13 Stack 14 Stack 15 Stack 16 1Q 2007 19 47 Defence cost 12 7 12 1Q 2007 normalized 12 32 Corporate Centre expenses evolution 1Q 2007 Stack 1 Invisible Stack 2 Stack 3 Stack 4 Stack 5 Totals (invisible) Stack 6 Stack 7 Stack 8 Stack 9 Stack 10 Stack 11 Stack 12 Stack 13 Stack 14 Stack 15 Stack 16 1Q 2007 5 2007E target 5.2 Non-life administration expense ratio 1Q 2007 SAP project successfully launched Simplify IT platform (from 16 to 4) High data quality Streamline operations Reduce turnaround Increase customer service 1Q 2007 corporate centre expenses in line with full year target of USD 48m 1Q 2007 non-life administration expense ratio in line with full year target of 5.2% Medium-term action plan on track (USDm) Targets Note: Non-life administration expense ratio based on net premiums earned

Immediate collateralization of outstanding LOCs Commitment cancelled immediately New LOC facility enabling profitable redeployment of USD 1.0bn of assets New LOC facility - first step in asset management road map Size: USD 1.6bn Security: Fully secured AA OECD government bonds Maturity: 30/11/2007 Price: 15bps Asset Management Old secured LOC facility Size: USD 1.5bn Security: Unsecured Maturity: 3, +1, +1 years Price: 28bps New unsecured LOC facility Stack 1 Invisible Stack 2 Stack 3 Stack 4 Stack 5 Totals (invisible) Stack 6 Stack 7 Stack 8 Stack 9 Stack 10 Stack 11 Stack 12 Stack 13 Stack 14 Stack 15 Stack 16 2006 pledged asset income (Yield 3.7%) 35 30 Yield improvement + 140bp 35 13 2008E net investment income (Yield 5.1%) 48 Potential impacts of change of control clause (USDm, net of LOC costs) Pledged Assets: $1,000mm 2nd Qtr East 5.4 1 Total: USD 6.4bn 1Q 2007 Invested Assets Current pledged assets USD 1.0bn Impact of '07 pledged asset redeployment

Optimization of debt to equity ratio by returning USD 300m to shareholders USD 200m issue to pre-finance outstanding 8.25% subordinated debt callable in December 2007 USD 300m to finance the par reduction Prepared to execute a transaction in 2Q 2007 Capital management New hybrid issue: USD 500m Optimization of capital structure Return capital to shareholders: USD 300m Dividend of CHF 0.20 per share proposed Par value reduction of CHF 2.50 per share Subject to AGM approval on May 10, 2007 The pay-out is expected to be by mid-July 2007 Stack 1 Invisible Stack 2 Stack 3 Stack 4 Stack 5 Totals (invisible) Stack 6 Stack 7 Stack 8 Stack 9 Stack 10 Stack 11 Stack 12 Stack 13 Stack 14 Stack 15 Stack 16 2006 capital structure 1.8 0.2 30 1Q 2007 increase 1.8 0.2 1Q 2007 capital structure 2 0.2 Par reduction 1.7 0.3 New hybrid 1.7 0.2 0.3 2.0 2.2 2.2 10% 90% 0.2 0.2 0.5 23% 77% 9% 91% Equity Hybrid (USDbn) Expected 1Q 2007 capital structure Note: Capital action may require shareholders, regulators and rating agencies approval

Strong 1Q 2007 results supports positive outlook Positive first quarter results creates potential upside for remaining year Positive outlook for 2007: Successful January 1 and April 1 renewals Gross premium written: ~ USD 2.2bn Normalised Non-life combined ratio: ~ 98.5% including administration expense ratio of approx. 5.1% Corporate Center expenses: ~ USD 48m Invested assets: USD 6.0 - 6.2bn Tax rate: 14% - 16% for 2Q-4Q2007 Return on equity (excl. tax allowance)2): ~ 11% Outlook 2007 Potential upside Potential upside ? On track(1) Potential upside Tax valuation allowan- ce release in 1Q 2007 Potential upside (1) Excluding defence costs (2) Annualized return on equity based on equity at beginning of the year excluding release of tax valuation allowance of USD 85.2m in 1Q 2007

1 1Q 2007 results 1Q 2007 results 2 Update on strategic road map Update on strategic road map 2.1 Underwriting Underwriting 2.2 Asset management Asset management 2.3 Capital management Capital management 2.4 Operational excellence Operational excellence 3 Response of Board of Directors to SCOR offer Response of Board of Directors to SCOR offer 4 Wrap up Wrap up 1Q 2007 results & update on strategic road map Agenda Agenda

SCOR's offer does not fully value Converium's strategic roadmap potential and gives no credit for 1Q 2007 shareholders' equity increase Converium stand-alone has the potential to deliver stronger, more sustainable and profitable growth with less execution risk and a stronger balance sheet The offer carries significant business, integration and execution risks which are not properly reflected in the financial terms of the offer The offer unfairly excludes an important part of Converium's shareholder base and does not provide for state-of-the-art corporate governance The Board of Directors recommends to reject SCOR's offer Response of BoD to SCOR offer

Stronger prospects stand-alone than with SCOR Stronger capitalisation Higher profitability Stronger growth potential Converium's S&P's capital adequacy ratios remain in excess of 150% after the envisaged USD 300m par value reduction As per SCOR's disclosure, SCOR would barely meet the S&P A- capitalisation requirement at year-end 2007, putting the rating at risk in case of a severe adverse development in 2H 2007 SCOR anticipates a lower RoE for the combined entity than Converium's stand-alone RoE target of 14% Converium estimates SCOR's proforma RoE calculated on a comparable basis to that of Converium at around 11% in 2009 taking into account SCOR's announced synergies at face value SCOR benefiting from Converium's rebound SCOR anticipates around 7% per annum growth in premium volumes in the next 3 years vs +17% per annum for Converium from 2007 to 2009 Response of BoD to SCOR offer Why exchange a 14% ROE for an 11% ROE?

Significant business, integration and execution risks Rating Intellectual capital and franchise USD 800m of premiums SCOR estimates that the combined entity will barely meet the capital adequacy ratio for a Standard & Poor's "A-" rated company at the end of 2007. This implies that the occurrence of severe natural catastrophes in the second half of 2007 would jeopardize the rating of the combined entity, whereas Converium currently possesses material excess capital as a stand-alone entity Major client relationships and technical expertise potentially jeopardized ~ USD 330m due to increased attrition risk, possibly triggering customers who want to diversify their reinsurance policies to defect ~ USD 110m due to key managers and underwriters potentially departing ~ USD 361m lost from GAUM and MDU joint ventures potentially due to change of control clauses Key Value Drivers at Risk Synergies SCOR's expected synergies will be challenging to realize in a hostile context Offer value Material downside potential in an unsolicited combination 80% of offer consideration in SCOR shares Response of BoD to SCOR offer Why exchange low risk road map for high risk integration?

1 Q1 2007 results Q1 2007 results 2 Update on strategic road map Update on strategic road map 2.1 Underwriting Underwriting 2.2 Operational excellence Operational excellence 2.3 Asset management Asset management 2.4 Capital management Capital management 3 Response of Board of Directors to SCOR offer Response of Board of Directors to SCOR offer 4 Wrap up Wrap up 1Q 2007 results & strategy update Agenda Agenda

With us you will score more! Strong 1Q 2007 results underpin Converium's stand-alone strategic plan Successful renewals demonstrate Converium's capacity to deliver on road map targets Management delivers across all pillars of the strategic roadmap Support Converium in creating more value for its shareholders Wrap up Reject SCOR's hostile offer Vote for the USD 300m capital return to shareholders Enable Converium to score more!

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Marco Circelli Head of Investor Relations marco.circelli@converium.com Phone: +41 44 639 91 31 Inken Ehrich Investor Relations Specialist inken.ehrich@converium.com Phone: +41 44 639 90 94 Beat Werder Head of Public Relations beat.werder@converium.com Phone: +41 44 639 90 22 Contact